EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Avid Sportswear & Golf Corp.
Sarasota, Florida

We consent to the use in this Registration Statement of Avid Sportswear & Golf Corp. on the post-effective Amendment No. 1 to Form SB-2, of our audit report dated February 26, 2000 and our review report dated May 9, 2000 for Avid Sportswear & Golf Corp. for the year ended December 31, 1999 and for the three months ended March 31, 2000, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/s/ HJ & Associates, LLC
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HJ & Associates, LLC
(Formerly Jones, Jensen & Company)
Salt Lake City, Utah
August 4, 2000